Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204155) of Helius Medical Technologies Inc. of our report dated June 27, 2016, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO CANADA LLP

Vancouver, Canada
June 27, 2016